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                                                                    Exhibit 21.1


Subsidiaries                                             State of Incorporation
------------                                             ----------------------

Monarch Pharmaceuticals, Inc.                            Tennessee

Parkedale Pharmaceuticals, Inc.                          Michigan

Medco Research, Inc. (renamed King Pharmaceuticals
  Research and Development, Inc.)                        Delaware

Jones Pharma Incorporated                                Delaware

King Pharmaceuticals of Nevada, Inc.                     Nevada